UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
May 17, 2024
Date of Report (date of earliest event reported)
Corcept Therapeutics Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
149 Commonwealth Drive, Menlo Park, CA 94025
(Address of Principal Executive Offices) (Zip Code)
(650) 327-3270
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CORT	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 17, 2024, Corcept Therapeutics Incorporated (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Corcept Therapeutics Incorporated 2024 Incentive Award Plan (the “2024 Plan”), which was previously approved by the Board of Directors of the Company. The 2024 Plan became effective on May 17, 2024 upon stockholder approval at the Annual Meeting and replaces the Corcept Therapeutics Incorporated 2012 Incentive Award Plan (the “2012 Plan”). The aggregate number of shares which may be issued or transferred pursuant to awards under the 2024 Plan shall be equal to the sum of (i) 8,000,000 shares, (ii) 4,073,955 shares, which equals the number of shares available for future grant under the 2012 Plan as of May 17, 2024, and (iii) any shares underlying awards outstanding under the 2012 Plan that, on or after May 17, 2024, terminate, expire or lapse for any reason without the delivery of shares to the holder thereof.
A description of the material terms of the 2024 Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2024, and which description and text are incorporated by reference into this Item 5.02 of this Current Report on Form 8-K. The foregoing summary is qualified in its entirety by reference to the full text of the 2024 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders
On May 17, 2024, the Company held the Annual Meeting to consider and vote on the following proposals: 1) to elect nine directors to hold office until our 2025 annual meeting of stockholders and until their successors are duly elected and qualified, 2) to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024, 3) to approve, on an advisory basis, the compensation of the Company's named executive officers, and 4) to approve the 2024 Plan.
A total of 104,082,845 shares of the Company's common stock held by stockholders of record at the close of business on April 5, 2024 were entitled to vote at the Annual Meeting. The total number of shares voted at the Annual Meeting was 88,374,364. The voting on the four matters is set forth below:
Proposal 1 - Election of Directors. The following directors were elected to serve until the Company's 2025 annual meeting of stockholders.

Director	For	Withheld	Broker Non-Votes
Gregg Alton	60,315,939	5,562,189	22,496,236
G. Leonard Baker, Jr.	62,443,392	3,434,736	22,496,236
Joseph K. Belanoff, M.D.	65,590,721	287,407	22,496,236
Gillian M. Cannon, Ph.D.	63,808,757	2,004,740	22,560,867
David L. Mahoney	64,919,195	958,933	22,496,236
Joshua M. Murray	65,624,110	254,018	22,496,236
Kimberly Park	56,969,410	8,908,718	22,496,236
Daniel N. Swisher, Jr.	65,622,142	255,986	22,496,236
James N. Wilson	62,619,695	3,258,433	22,496,236
Proposal 2 - The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified.

For	86,596,528
Against	1,707,066
Abstain	70,770
Broker Non-Votes	—

Proposal 3 - The compensation of named executive officers was approved, on an advisory basis.

For	64,501,372
Against	1,018,089
Abstain	358,666
Broker Non-Votes	22,496,237
Proposal 4 - The Corcept Therapeutics Incorporated 2024 Incentive Award Plan was approved.

For	47,018,093
Against	18,698,799
Abstain	161,233
Broker Non-Votes	22,496,239
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibits No.	Description
10.1	Corcept Therapeutics Incorporated 2024 Incentive Award Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 10, 2024).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date:	May 23, 2024	By:	/s/ Atabak Mokari
Name: Atabak Mokari
Title: Chief Financial Officer and Treasurer